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                                                                      EXHIBIT 11

                                AMR CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                    (In millions, except per share amounts)



                                                          Three Months Ended                     Six Months Ended
                                                               June 30,                              June 30,
                                                          ------------------                  -----------------------
                                                           1996        1995                    1996              1995
                                                          -----       ------
 PRIMARY:

    Earnings applicable to common shares                  $ 293        $ 178                  $ 450             $ 215
                                                          =====        =====                  =====             =====

    Average shares outstanding                               86           76                     81                76
    Add shares issued upon assumed
       conversion of dilutive options, stock
       appreciation rights and warrants and
       shares assumed issued for deferred
       stock granted                                          3            3                      4                 3
    Less assumed treasury shares purchased                   (2)          (2)                    (2)               (2)
                                                          -----        -----                  -----             -----
    Total primary shares                                     87           77                     83                77
                                                          =====        =====                  =====             =====
    Primary earnings per share                            $3.35        $2.31                  $5.44             $2.79
                                                          =====        =====                  =====             =====

 FULLY DILUTED:
    Earnings applicable to common shares                    293          178                    450               215
    Adjustments:
       Add interest upon assumed conversion
         of 6.125% convertible subordinated
         debentures, net of tax                               3  (a)      10                     14 (a)            21
       Add dividends upon assumed
         conversion of convertible preferred
         stock                                                -            1                      1 (a)             2
                                                          -----        -----                  -----             -----
    Earnings, as adjusted                                 $ 296        $ 189                  $ 465             $ 238
                                                          =====        =====                  =====             =====

    Average shares outstanding                               86           76                     81                76
    Add shares issued upon:
       Assumed conversion of 6.125%
         convertible subordinated debentures                  4           13                      8                13
       Assumed conversion of preferred stock                  1            1                      1                 1
       Assumed conversion of dilutive options,
         stock appreciation rights and warrants
         and shares assumed issued for
         deferred stock granted                               3            3                      4                 3
    Less assumed treasury shares purchased                   (2)          (2)                    (2)               (2)
                                                          -----        -----                  -----             -----
    Total fully diluted shares                               92           91                     92                91
                                                          =====        =====                  =====             =====
    Fully diluted earnings per share                      $3.20        $2.08                  $5.04             $2.62
                                                          =====        =====                  =====             =====


(a)  Through date of actual conversion.





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